First Reserve Fund XII, L.P.
One Lafayette Place
Greenwich, CT 06830

September 29, 2008

Mr. Mark M. Jacobs
President and Chief Executive Officer
Reliant Energy, Inc.
1000 Main Street
Houston, TX 77002

Dear Mark:

This letter agreement sets forth the commitment of First Reserve Fund XII, L.P. on behalf of itself and any parallel vehicle or alternative vehicle (collectively, “Purchaser”) to make an equity investment in Reliant Energy, Inc. (the “Company”), subject to the terms and conditions described herein (the “Proposed Transaction”).

1.	Equity Commitment. Subject to the terms and conditions described herein, Purchaser hereby commits to the Company that it will purchase and acquire from the Company 350,000 shares of convertible participating preferred shares, par value $0.001 per share (the “Preferred Shares”), of the Company for a purchase price of $1,000 per share. The material terms of the Preferred Shares are described on Exhibit A annexed hereto.

2.	Publicity; Public Filings. Purchaser and the Company will consult with each other before issuing, and provide each other the reasonable opportunity to review and comment upon any press release or other public statements with respect to this letter agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, unless required by applicable law or the rules of a national securities exchange. In the event that any party concludes that it is required by law or relevant stock exchange rules to make a public statement with respect to this letter agreement or the transactions contemplated hereby or make any public filing with respect thereto, including any filing with the Securities and Exchange Commission, such party will immediately provide to the other parties hereto for review a copy of any such press release, statement or filing, and will not issue any such press release, or make any such public statement or filing, prior to such consultation and review, unless required by applicable law or the rules of a national securities exchange.

3.	Definitive Agreement; Diligence Access. (a) Commencing immediately, Purchaser and the Company will negotiate in good faith a definitive preferred stock investment agreement (the “Definitive Agreement”) and other definitive agreements and documents relating to the Proposed Transaction on a basis consistent with the terms and conditions set forth herein and on Exhibit A and which are otherwise mutually reasonably acceptable to the parties. It is the parties intention to work expeditiously toward execution of the definitive agreements and definitive ancillary documents as soon as reasonably possible, and in any event prior to 5:00 p.m. (Houston time) on October 10, 2008. Purchaser agrees that it will not require a financing condition in the definitive purchase agreement.

(b) Commencing immediately, the Company will, and will cause its respective Representatives to, provide full and immediate access to their respective properties, assets, records and employees for the purposes of allowing Purchaser and its Representatives to conduct due diligence with respect to the business of the Company and the related transactions, but only to the extent that the Company may do so without violating applicable laws or violating any non-waivable obligations to third parties. Purchaser’s investigation shall be conducted in a manner that minimizes interference with the operation of the business of the Company. Purchaser will hold any information obtained under this Paragraph in accordance with the provisions of the confidentiality agreement between the Company and First Reserve XII Advisors, L.L.C., dated as of September 25, 2008.

4.	Exclusivity. During the period commencing immediately on the date of execution of this letter agreement and ending on the earlier of the date of execution of the Definitive Agreement and 5:00 p.m. Houston time, October 10, 2008 (the “Exclusivity Period”), none of the Company or any of its subsidiaries, affiliates, officers, directors, employees, attorneys, accountants, investment bankers and other agents or representatives (collectively, “Representatives”) will, directly or indirectly, solicit or encourage any offers, bids or indications of interest, or initiate or engage in negotiations with any person other than Purchaser, in any such case with respect to any direct or indirect acquisition or purchase by any person or entity from the Company or any of its material subsidiaries of any debt or equity securities of the Company or any of its material subsidiaries that would replace or obviate the need for the issuance of the Preferred Shares; provided, however, that the foregoing shall not (i) apply to (x) indebtedness in the ordinary course of business consistent with past practice or (y) the indebtedness contemplated in the Commitment Letter with GSLP I Offshore Holdings Fund A, L.P., GSLP I Offshore Holdings Fund B, L.P., GSLP I Offshore Holdings Fund C, L.P. and GSLP I Onshore Holdings Fund, L.L.C. (each, a “GSLP Fund” and, collectively, the “GSLP Funds”), executed as of the date hereof or (ii) be deemed to restrict the ability of the Company or any of its subsidiaries to solicit any offer, bid or indication of interest with respect to, or to initiate or engage in negotiations or enter into any agreement with any person with respect to, any merger, consolidation or sale of all or substantially all of the assets of the Company or any of its subsidiaries, or any recapitalization, liquidation, dissolution or similar transaction involving the Company or any subsidiary thereof.

5.	Expenses and Termination Fee. The Company will reimburse the Purchaser for all out-of-pocket expenses as set forth in Exhibit A. In addition, in the event that (i) the Definitive Agreement is not entered into or is entered into and is terminated prior to closing thereunder (other than any termination by the Company in respect of any breach thereof by Purchaser) and (ii) the Company, directly or indirectly, enters into any definitive agreement with respect to any merger, consolidation or sale of all or substantially all of the consolidated assets of the Company or any similar transaction (the “Alternative Transaction”) prior to the later of 30 days after the expiration of the Exclusivity Period or, if the Definitive Agreement is entered into, 30 days after the date of termination of such agreement, then the Company shall, not later than the end of business on the day of entry into the definitive agreement with respect to such Alternative Transaction pay the Sponsor $35 million in cash, by wire transfer of immediately available funds to the account designated by the Sponsor in writing. Such payment shall be Purchaser’s sole and exclusive remedy in respect of this agreement or the Definitive Agreement in respect of such failure to enter into the Definitive Agreement or the termination thereof.

6.	Conditions. The obligation of each party to consummate the Proposed Transaction is subject to satisfaction or waiver of the following conditions:

a.	Negotiation and execution of the Definitive Agreement and other definitive agreements and documents relating to the Proposed Transaction; and

b.	Satisfaction of all conditions precedent set forth in the Definitive Agreement (which shall be consistent with those set forth in Exhibit A) or Exhibit A.

7.	Termination; Governing Law. The parties acknowledge and agree that they have not reached agreement upon, and this letter does not reflect, all matters upon which agreement must be reached in order for the Proposed Transactions to be consummated. A binding obligation to consummate the Proposed Transaction (or any related transaction) will result only from the execution of a definitive preferred stock investment agreement and other ancillary definitive documents with respect thereto, subject to such conditions as may be contained therein. Nonetheless, Paragraphs 1, 2, 3, 4, 5 and this Paragraph 7 of this letter agreement are intended to constitute binding obligations of the parties hereto. Except for Paragraph 5 and this Paragraph 7 of this letter agreement which shall survive, this letter agreement shall terminate upon the expiration of the Exclusivity Period, unless such period is mutually extended by the parties hereto. This letter agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to agreements made and to be performed within such state.

[Signature Page Follows]

Please confirm that you are in agreement with the foregoing by signing the enclosed copy of this letter agreement and returning it to the undersigned.

Very truly yours,

FIRST RESERVE FUND XII, L.P.

By: First Reserve GP XII, L.P.

By: First Reserve GP XII Limited

By: /s/ Alan Schwartz
Name: Alan Schwartz
Title: Managing Director

Accepted and Agreed as of September 29, 2008:

RELIANT ENERGY, INC.

By: /s/ Mark M. Jacobs
Name: Mark M. Jacobs
Title: President and Chief Executive Officer

Exhibit A

Principal Transaction Terms

[See Attached]

Investment in Reliant Energy, Inc. by First Reserve

Discussion Document

Overview of Investment:
Issuer:	Reliant Energy, Inc., a Delaware corporation (the “Company”).

Investors:	One or more affiliates of, and entities designated by, First Reserve XII Advisors, L.L.C. (the “Sponsor”).

Investment:	US$350 million.

Use of Proceeds:	The proceeds shall be used for general corporate purposes.

Securities Purchased:	Convertible participating preferred shares, par value US$0.001 per share (each a “Preferred Share” and together, the “Preferred Shares”).

Preferred Share Terms:
Ranking:	The Preferred Shares shall rank prior to all classes or
series of equity securities of the Company with respect to
dividend rights and rights on liquidation.
Common shares of the Company (the “Common Shares”) issued
upon conversion of the Preferred Shares will rank equally
with all other common equity of the Company.

Purchase Price:	The “Purchase Price” with respect to each Preferred Share issued to the Sponsor at the closing will be US$1,000.

Conversion Price:	The Preferred Shares will be convertible, at any time and
from time to time, for Common Shares at the applicable
Conversion Price equal to the lesser of (i) US$11.00 and
(ii) the lowest volume weighted average of the trading price per Common Share measured for any 20 consecutive trading day period over the 6 month period (the “Reset Period”)
beginning September 29, 2008 (such lesser price, the
“Conversion Price”); provided, that, in no event shall the
Conversion Price be lower than US$8.00. The applicable
Conversion Price is further subject to adjustment as
described under “Anti-dilution”.

Anti-dilution:	The Conversion Price will be subject to customary
anti-dilution protection for below market issuances of
equity and for structural changes, including proportional
adjustment for stock splits or dividends, business
combinations, reclassifications, tender offers and similar
events.

Dividend Rate:	Dividends on the Preferred Shares are payable quarterly in
cash at a rate equal to 14% per annum, plus the Preferred
Shares will fully participate, on an as-converted basis, in
any dividends paid to the holders of Common Shares. Unpaid
dividends will compound quarterly.

Liquidation Preference:	In the event of any liquidation or winding up of the
Company, each holder of a Preferred Share will receive in
preference to the holders of Common Shares (or any other
series of preferred stock outstanding) a per share amount
equal to the greater of (i) the amount that the holder of
such Preferred Share would receive in such liquidation or
winding up if such Preferred Shares were converted into
Common Shares immediately prior thereto and (ii) the
Purchase Price, plus all accrued and unpaid dividends
thereon (such greater amount, the “Liquidation Value”). A
merger, acquisition, change of voting control or sale of
substantially all of the assets of the Company will not be
deemed to be a liquidation.

Change in Control:	In the event of a change of control, each holder of a
Preferred Share shall be entitled to receive the greater of
(i) the amount such holder would be entitled to receive in
such transaction if the Preferred Shares were converted into
Common Shares at the then-applicable Conversion Price
immediately prior to such change of control and (ii) the
Purchase Price plus all accrued and unpaid dividends thereon plus (in the event of a change of control prior to the fifth anniversary of the date of issuance) a “make whole” premium
calculated to provide thereon the present value of the
remaining interest/dividend payments through the fifth
anniversary of the date of issuance (with the make whole
amount calculated using a discount rate equal to the
applicable treasury rate plus 50 bps).
To the extent necessary to comply with the Company’s
indentures, closing of any redemption in respect of a change of control will not occur until after completion of any
required change of control offers to noteholders.

Redemption at Option of the Company:	At any time after the 3-year anniversary of the closing, the
Company will have the option to redeem all (but not less
than all) of the then-outstanding Preferred Shares for cash
consideration equal to the Purchase Price per Preferred
Share, plus all accrued and unpaid dividends plus (in the
event of a redemption prior to the fifth anniversary of the
date of issuance) a “make whole” premium calculated (using
the discount rate set forth above) to provide thereon the
present value of the remaining interest/dividend payments
through the fifth anniversary of the date of issuance. The
Sponsor will have the right to convert prior to redemption.

Redemption at Option of the Sponsor:	At any time after the 7-year anniversary of the closing, the
Sponsor will have the option to require the Company to
redeem any or all of the then-outstanding Preferred Shares
for a per share cash consideration equal to the Purchase
Price, plus accrued and unpaid dividends.

Voting Rights:	The Preferred Shares will vote together with the Common
Shares on all matters and not as a separate class (except as specifically provided herein or as otherwise required by
law) on an as-converted basis, subject to the receipt of all applicable governmental approvals.

During the period in which any Preferred Shares remain outstanding, the consent of a majority of the then-outstanding Preferred Shares shall be required to:
Consent Rights:	(i) alter or change the rights, preferences or privileges of the Preferred Shares;
(ii) (1) pay any dividend on or make any other distribution
in respect of the Common Shares (or any junior preferred
shares) at a time when the dividends on the Preferred Shares are in arrears; and (2) repurchase or redeem any Common
Shares or announce any plan to repurchase or redeem any
Common Shares or otherwise engage in any market making
activities that could impact the trading value of the Common
Shares during the Reset Period;
(iii) issue any additional Preferred Shares or other shares
of preferred stock;
(iv) create (by reclassification or otherwise) or authorize
any new class or series of shares having rights, preferences or privileges senior to or on parity with the Preferred
Shares;
(v) amend the Company’s organizational documents in a manner that adversely affects the Preferred Shares;
(vi) liquidate or dissolve or file a voluntary petition for
bankruptcy or adopt any plan for any of the foregoing; and
(vii) incur any debt that would cause on a pro forma basis
the ratio of consolidated total debt (including for such
purposes the Preferred Shares) to consolidated EBITDA (as
defined in the Company’s credit agreement with Deutsche Bank as agent) for the four fiscal quarters most recently ended
to exceed 5x.

Representation. For so long as the Sponsor owns at least
50% of the Preferred Shares owned by it on the closing date
or Common Shares issued on conversion thereof, the Sponsor
shall have the right to designate one director to the
Company’s board of directors. The Company shall take all
actions as necessary to effect the proper operation of such
rights, including nominating any Sponsor designee.

Board of Directors:	Re-election. If any Sponsor-nominated Company director is
removed, resigns or fails to be elected at a meeting of the
Company, then the Sponsor will have the right to designate a new nominee as a replacement.

Registration Rights:	Subject to certain exceptions, the Sponsor shall receive
demand rights in order to require the Company to file and
keep effective a registration statement relating to
Preferred Shares or any Common Shares issued on conversion
thereof. In addition, the Sponsor will have customary
“piggyback” registration rights with respect to the Common
Shares issued on conversion of Preferred Shares.
Best Registration Rights. The Company shall not in the
future grant to any owner or purchaser of shares of capital
of the Company registration rights that would provide for
terms that are in any manner more favorable to the holder of such registration rights than the terms granted to the
Sponsor herein or the minimum amount of shares required to
exercise demand registration rights.

Other Terms:
Documentation:	The Purchase Agreement for the Preferred Shares will have
customary representations, warranties and covenants. The
Purchase Agreement will provide that the representations and warranties contained in the Purchase Agreement shall not
survive the closing. The Company’s organizational documents
will be revised, as necessary, to include the terms of the
Preferred Shares as described herein.

Closing Conditions:	1) Negotiation of mutually satisfactory documents reflecting the terms of this agreement.
2) The Company shall have entered into definitive
documentation consistent with the terms set forth in the
Letter Agreement, dated as of the date hereof, from Merrill
Lynch Commodities, Inc. Merrill Lynch Capital Corporation
and Merrill Lynch & Co., Inc. to Retail Energy Power Supply,
LLC and each of its subsidiaries (the “ML Letter
Agreement”). The Company and Merrill Lynch shall have (i)
entered into such definitive documentation prior to the
Waiver Expiry Date referred to in the ML Letter Agreement
and (ii) each complied in all material respects with its
obligations under the ML Letter Agreement, without any
amendment to or modification or waiver of any of the terms
or conditions thereof (other than any amendment or waiver to which the Sponsor shall have consented in writing). There
shall exist no pending claims between the Company and any
party to the Retail Facilities as of the closing date.
3) No new information has come to the Sponsor’s attention
that is inconsistent in a material and adverse way from
information publicly disclosed prior to the date hereof or
otherwise disclosed to the Sponsor prior to the date hereof.
4) Closing of the new term debt on the terms set forth in
the Goldman Sachs term sheet provided to the Sponsor,
attached hereto as Annex A.
5) Other customary closing conditions.
The closing of the transaction shall be no earlier than 10
business days after the execution of the definitive Purchase
Agreement. The definitive agreements shall provide that to
the extent that HSR clearance or FERC approval of the
Proposed Transaction would otherwise delay closing, the
Preferred Shares shall initially constitute non-voting
shares, and the voting rights contemplated herein shall be
conditioned upon, and shall become effective only after,
receipt of such clearance and approval.

Information Rights:	Holders of Preferred Shares (or Common Shares issued upon conversion thereof) shall be provided with reasonable access to information concerning the Company upon request from time to time.

Short Sales	During the Reset Period, the Sponsor shall be prohibited from engaging in any short selling or similar activities with respect to any equity security of the Company.

Rights Plan; DGCL 203	The Board of Directors of the Company will take all
necessary action to ensure that (i) the Sponsor is not an
Acquiring Person under the Company’s Rights Plan solely by
virtue of the acquisition of the Preferred Shares (and any
Common Shares issuable upon conversion thereof) and such
Rights Plan will not apply to the transactions and (ii)
Section 203 of the Delaware General Corporation Law (and any
similar laws) shall not apply to the Sponsor or the
transactions.

Standstill	For a period of five years and for so long as the Sponsor
owns at least 11% of the voting power of the Company, the
Sponsor will be subject to standstill restrictions
prohibiting it from acquiring additional voting securities
of the Company or making any proposal to acquire the
Company.

Expenses:	The Company will bear its own expenses with respect to the
transaction. In addition, the Company will pay the
reasonable out-of-pocket expenses of the Sponsor, including
the reasonable fees, disbursements and expenses payable to
consultants, accountants and counsel to the Sponsor in
connection with the transaction, whether or not the
investment is consummated.

Governing Law:	New York State.